                                                                    Exhibit 99.1

--For Immediate Release--

CORPORATE CONTACT:                            MEDIA/MARKETING CONTACT:
------------------                            ------------------------
Robert T. Hamilton, Chief Financial Officer   Merilee Kern
eDiets.com, Inc.                              eDiets.com, Inc.
954-360-9022                                  702-562-0064
rhamilton@eDiets.com                          merilee@eDiets.com
--------------------                          ------------------

       eDiets Confirms Full Year Outlook for Revenues and Profitability
            Quarterly Recognition of Deferred Revenues is Adjusted

DEERFIELD BEACH, Fla.--(BUSINESSWIRE)--February 12, 2002--eDiets.com, Inc. (OTCBB:EDET), the world's leading subscription-based online diet and fitness service, today confirmed the Company's outlook for the fiscal year ended December 31, 2001 of both revenues in excess of $24 million and profitability for the year. The Company also announced that it prematurely recognized certain subscription revenues in the second and third quarters of fiscal 2001 and, as a result, will restate its results of operations for such quarters. The restatement has no impact on revenues, earnings or cash flow for the full year ended December 31, 2001. The Company plans to release its year-end results later this month.

Consistent with its press release dated November 28, 2001, eDiets.com expects to report that revenue for the full year more than doubled to in excess of $24 million compared with revenue of $11.4 million in fiscal 2000. The Company expects to report net income for the fiscal year of between $0.6 and $0.9 million or $0.04 and $0.06 per diluted share, as compared to a net loss of $5.5 million or $0.41 per diluted share in the prior year. Net cash flow from operations is expected to total approximately $2.0 million for the year. Deferred revenues from subscriptions, which will be recognized in future periods, will total approximately $2.0 million at December 31, 2001.

eDiets.com receives approximately 92 percent of its revenues from subscriptions to its personalized diet and fitness program that are paid at the time of enrollment but recognized over the life of the subscription, which is typically several months. The Company concluded that certain diet and fitness subscription payment plans launched in the latter half of its second quarter had not been incorporated into the Company's deferred revenue calculations at June 30, and September 30, 2001. As a result, the unaudited consolidated financial statements for those periods will be restated.

Revenues for the quarter ended June 30, 2001 will be restated from $6.1 million to $5.8 million, while revenues for the quarter ended September 30, 2001 will be restated from $7.0 million to $6.7 million. The Company's cash flow from operations of $1.1 million and $1.5 million for the six months ended June 30, 2001 and the nine months ended September 30, 2001, respectively, remain unchanged. Net income for the quarterly period ended June 30, 2001 will be adjusted from $155,000, or $0.01 per diluted share, to a net loss of $220,000, or $0.02 per diluted share.

Net income for the quarterly period ended September 30, 2001 will be adjusted from $505,000, or $0.03 per diluted share, to $224,000, or $0.02 per diluted share.

About eDiets.com, Inc.

eDiets.com, Inc. (OTCBB:EDET), the online diet services category leader that operates two of the Internet's foremost e-Health brands eDiets (www.eDiets.com)
                                                                --------------
and DietSmart (www.DietSmart.com), has been dedicated to helping consumers
               -----------------
improve their health and wellness through online subscription-based personalized diet, fitness and motivational programs, products and services since 1996. The Company operates two central Web sites from which consumers may select a custom-tailored diet and/or fitness program that is accessible to them at anytime, from anywhere via any Internet-enabled computer. eDiets and DietSmart also offer an array of comprehensive online support services that are available 24/7/365, including professionally moderated online meetings, support groups, chats, teleconferences and other interactive support features. With approximately 300,000 paid members during the fourth quarter of 2001 and over 10 million opt-in subscribers to its proprietary bi-weekly newsletter, eDiets Diet & Fitness News, eDiets and DietSmart combine convenience, personalization, privacy and support as an online alternative to traditional programs popularized by Weight Watchers(R) (NYSE:WTW), Jenny Craig(R) (OTCBB:JCGI) and other offline diet
companies.   eDiets.com, Inc. maintains its corporate office in Deerfield Beach,
Florida, with a satellite office located in Manhattan. Among other honors received, eDiets.com was named a Forbes Magazine "Best of the Web" fitness and nutrition Web site in both 2000 and 2001.

Statements in the release, which are not historical in nature, are forward - looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of the Company to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, changes in general economic and business conditions, changes in product acceptance by consumers, effectiveness of sales and marketing efforts, loss of market share and pressure on prices resulting from competition, and inability to obtain sufficient financing. For additional information regarding these and other risks and uncertainties associated with eDiets.com business, reference is made to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements.

                                     ####
                               eDiets.com, Inc.
                 Summary of Consolidated Financial Information
                                  (Unaudited)
                   (In thousands, except per share amounts)

                                                       Three Months Ended June 30,                    Six Months Ended June 30,
                                            -------------------------------------------------     ---------------------------------
                                                2001              2001               2000            2001         2001       2000
                                            -----------       ------------       ------------     -----------  ----------  --------
                                            AS RESTATED        AS REPORTED                        AS RESTATED  AS REPORTED
INCOME STATEMENT DATA:
Revenues                                    $     5,774       $      6,149       $      2,266     $    10,144  $   10,519  $  3,400

Cost and expenses:
    Cost of revenue                                 227                227                110             522         522       238
    Product development                             127                127                 65             208         208       108
    Sales and marketing                           4,555              4,555              4,569           7,669       7,669     6,150
    General and administrative                      966                966                756           1,726       1,726     1,398
    Depreciation and amortization                   118                118                 82             216         216       140

Income (loss) from operations                      (219)               156             (3,316)           (197)        178    (4,634)

Other income, net                                     3                  3                 37               7           7       111

Income taxes                                          4                  4                  -               4           4         -

Net income (loss)                           $      (220)      $        155       $     (3,279)    $      (194) $      181  $ (4,523)

Earnings (loss) per common share
    Basic                                   $     (0.02)      $       0.01       $      (0.25)    $     (0.01) $     0.01  $  (0.35)
    Diluted                                 $     (0.02)      $       0.01       $      (0.25)    $     (0.01) $     0.01  $  (0.35)

Weighted average common shares outstanding
    Basic                                        13,562             13,562             13,094          13,557      13,557    12,870
    Diluted                                      13,562             14,814             13,094          13,557      14,724    12,870

                                             June 30,           June 30,         December 31,
                                               2001               2001               2000
                                            -----------       ------------       ------------
                                            AS RESTATED        AS REPORTED
BALANCE SHEET DATA:
Cash and cash equivalents
(including restricted cash)                 $     2,105       $      2,105       $      1,206
Total Assets                                      5,079              5,079              3,717
Deferred revenue                                  2,549              2,174              1,352
Long-term debt                                        -                  -                  -
Stockholders' equity                                285                660                306



CONTACT: Robert T. Hamilton, Chief Financial Officer, 954-360-9022, rhamilton@ediets.com
                               eDiets.com, Inc.
                 Summary of Consolidated Financial Information
                                  (Unaudited)
                   (in thousands, except per share amounts)

                                                   Three Months Ended September 30,        Nine Months Ended September 30,
                                     -------------------------------------------------  -------------------------------------
                                              2001          2001             2000          2001          2001         2000
                                     -----------------  ---------------   ------------  ------------  ------------  ---------
                                          AS RESTATED    AS REPORTED                     AS RESTATED  AS REPORTED
INCOME STATEMENT DATA:
Revenues                               $         6,716     $   6,997         $  3,765     $  16,860    $  17,516   $  7,165

Cost and expenses:
 Cost of revenue                                   348           348              145           870          870        383
 Product development                               170           170               56           378          378        164
 Sales and marketing                             4,703         4,703            4,045        12,372       12,372     10,195
 General and administrative                      1,122         1,122            1,023         2,848        2,848      2,421
 Depreciation and amortization                     139           139               84           355          355        224

Income (loss) from operations                      234           515           (1,588)           37          693     (6,222)

Other income, net                                    0             0               23             7            7        134

Income taxes                                        10            10                -            14           14          -

Net income (loss)                      $           224     $     505         $ (1,565)    $      30    $     686   $ (6,088)

Earnings (loss) per common share
  Basic                                $          0.02     $    0.04         $  (0.12)    $    0.00    $    0.05   $  (0.46)
  Diluted                              $          0.02     $    0.03         $  (0.12)    $    0.00    $    0.05   $  (0.46)

Weighted average common shares
 outstanding
  Basic                                         13,587        13,587           13,553        13,567       13,567     13,101
  Diluted                                       14,633        14,633           13,553        14,693       14,693     13,101

                                         September 30,    September 30    December 31,
                                              2001          2001              2000
                                     -----------------  ---------------   -----------
                                           AS RESTATED   AS REPORTED
BALANCE SHEET DATA:
Cash and cash equivalents
(including restricted cash)            $         2,285     $   2,285         $  1,206
Total Assets                                     5,639         5,639            3,717
Deferred revenue                                 2,439         1,783            1,352
Long-term debt                                       -             -                -
Stockholders' equity                               502         1,158              306


CONTACT:   Robert T. Hamilton, Chief Financial Officer, 954-360-9022,
rhamilton@ediets.com